Exhibit 10.6

Execution Copy

AMENDMENT NO. 1 TO

GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of March 13, 2007 (this “Amendment”), by CBRE REALTY FINANCE, INC. and CBRE REALTY FINANCE HOLDINGS, LLC (each a “Guarantor” and collectively, the “Guarantors”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement or Master Repurchase Agreement, as applicable (as defined below).

RECITALS

WHEREAS, Guarantors made that certain Guarantee Agreement, dated August 24, 2006 to Wachovia Bank, National Association (the “Guarantee Agreement”) in connection with that certain Master Repurchase Agreement, dated August 24, 2006 between Wachovia Bank, National Association (the “Buyer”) and CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (collectively, the “Seller”). (the “Master Repurchase Agreement”); and

WHEREAS, the Guarantors have agreed to modify the Fixed Charge Coverage Ratio covenant in the Guarantee Agreement.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

SECTION 1. Amendments. Section 9(e) of the Guarantee Agreement is hereby modified by deleting the paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Fixed Charge Coverage Ratio. At no time shall the consolidated Fixed Charge Coverage Ratio of Parent for the immediately preceding fiscal quarter be less than (i) 1.30 to 1.00 during the fiscal quarters ending on December 31, 2006 and March 31, 2007, (ii) 1.35 to 1.00 during the fiscal quarter ending on June 30, 2007 and (iii) 1.40 to 1.00 as of each fiscal quarter-end thereafter.”

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the date on which the Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of the Guarantors (the “Amendment Effective Date”).

SECTION 3. Representations and Warranties. Each Guarantor hereby represents and warrants to the Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) the Guarantor is in compliance with all of the terms and provisions set forth in the Guarantee Agreement on its part to be observed or performed, (ii) no Default or Event of Default has occurred or is continuing and (iii) the Guarantor has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Guarantee Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and each reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement as amended hereby.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. Expenses. The Sellers agree to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Buyer.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTORS

CBRE REALTY FINANCE, INC., a Maryland corporation

By:	/s/ Paul Martin
Name:	Paul Martin
Title:	Executive Vice President

CBRE REALTY FINANCE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Paul Martin
Name:	Paul Martin
Title:	Managing Director